Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 Nos. 333-269148 and 333-287011) of BioAtla, Inc., and
(2)
Registration Statement (Form S-8 Nos. 333-251520, 333-254673, 333-263120, 333-270802, 333-278247, and 333-286196) pertaining to the 2020 Equity Incentive Plan and Employee Stock Purchase Plan of BioAtla, Inc.

of our report dated March 31, 2026, with respect to the consolidated financial statements of BioAtla, Inc. included in this Annual Report (Form 10-K) of BioAtla, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Diego, California

March 31, 2026